                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                           Monro Muffler Brake, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            MONRO MUFFLER BRAKE, INC.
                              200 HOLLEDER PARKWAY
                            ROCHESTER, NEW YORK 14615

                                 ---------------


Dear Fellow Shareholder:

         As we previously announced, our Board of Directors has unanimously approved a three-for-two stock split of the common stock of Monro Muffler Brake, Inc. The stock split will significantly deplete the number of authorized shares of common stock available to the Company for future issuance. To provide sufficient flexibility for future growth, we believe it is very important that shareholders approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

         In that regard, you are cordially invited to attend a Special Meeting of Shareholders of the Company to approve an amendment to the Company's Restated Certificate of Incorporation. The meeting will be held on Tuesday, December 2, 2003, beginning at 10:00 a.m. local time, at the offices of Peter J. Solomon Company, L.P., 767 Fifth Avenue, 26th Floor, New York, New York 10153.

         Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience. The Board of Directors unanimously recommends that shareholders approve the proposed amendment, which is more fully described in the accompanying materials.

         YOUR VOTE ON THIS MATTER IS IMPORTANT. APPROVAL OF THE AMENDMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY.

         Please take a moment to review the materials and to complete, sign and return your proxy in order to assure your representation at the Special Meeting. Thank you for your cooperation.

                                                   Very truly yours,

                                                   /s/ Robert G. Gross
                                                   --------------------
                                                   Robert G. Gross
                                                   Chief Executive Officer

Rochester, New York
October 31, 2003

                            MONRO MUFFLER BRAKE, INC.
                              200 HOLLEDER PARKWAY
                            ROCHESTER, NEW YORK 14615

                                 ---------------

                          NOTICE OF SPECIAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                DECEMBER 2, 2003

                                 ---------------


To the Shareholders of

MONRO MUFFLER BRAKE, INC.

         A Special Meeting of Shareholders of Monro Muffler Brake, Inc. will be held at the offices of Peter J. Solomon Company, L.P., 767 Fifth Avenue, 26th Floor, New York, New York 10153, on Tuesday, December 2, 2003, commencing at 10:00 a.m. local time, for the following purposes:


         1. to approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 20,000,000; and

         2. to consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.


         Only shareholders of record at the close of business on October 20, 2003 will be entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Robert W. August
                                          --------------------
                                          Robert W. August
                                          Secretary

Rochester, New York
October 31, 2003

         PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT

                            MONRO MUFFLER BRAKE, INC.
                              200 HOLLEDER PARKWAY
                            ROCHESTER, NEW YORK 14615

                                 ---------------

                         SPECIAL MEETING OF SHAREHOLDERS
                                DECEMBER 2, 2003

                                 ---------------

                             SOLICITATION OF PROXIES

         The accompanying proxy is solicited by the Board of Directors of Monro Muffler Brake, Inc., a New York corporation (the "Company"), for use at the Special Meeting of Shareholders (the "Special Meeting") to be held at the offices of Peter J. Solomon Company, L.P., 767 Fifth Avenue, 26th Floor, New York, New York 10153, on Tuesday, December 2, 2003, commencing at 10:00 a.m. local time, or at any adjournment or postponement thereof.

         A shareholder who executes a proxy may revoke it at any time before it is voted. Attendance at the Special Meeting shall not have the effect of revoking a proxy unless the shareholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy. If your shares are held in the name of your broker, bank or other nominee and you wish to vote in person at the Special Meeting, you must obtain from the record holder a proxy issued in your name.

         A proxy which is properly signed and not revoked will be voted for the approval of the proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, par value $.01 per share ("Common Stock"), from 15,000,000 to 20,000,000 unless contrary instructions are given, and such proxy may be voted by the persons named in the proxy in their discretion upon such other business as may be properly brought before the Special Meeting.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers, banks and other nominees holding shares in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such shares. It is anticipated that the mailing of this Proxy Statement will commence on or about October 31, 2003.

                                VOTING SECURITIES

         Only shareholders of record at the close of business on Monday, October 20, 2003, the record date for the Special Meeting, will be entitled to vote. At September 16, 2003, the Company had outstanding 8,647,573 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter as may properly be brought before the meeting. On September 16, 2003, the Board of Directors approved a three-for-two stock split of the Common Stock, which is scheduled to be distributed on or about October 31, 2003 to shareholders of record at the close of business on October 21, 2003. Shareholders will be entitled to vote the number of shares of Common Stock they hold of record on October 20, 2003, which does not include the shares to be distributed in the stock split.

         The voting rights of holders of Common Stock are subject to the voting rights of the holders of 65,000 shares outstanding of the Company's Class C Convertible Preferred Stock, par value $1.50 per share ("Class C Preferred Stock"). The vote of the holders of at least 60% of the shares of Class C Preferred Stock at the time outstanding, voting as a separate class, or, alternatively, the written consent of the holders of all outstanding shares of Class C Preferred Stock, is needed to effect or validate any action approved by a vote of the holders of shares of Common Stock. Therefore, such preferred shareholders have an effective veto over all matters put to a vote of common shareholders, and such veto power could be used, among other things, to block the proposal to amend the Restated Certificate of Incorporation or any other transaction that the holders of the Common Stock might otherwise approve at the Special Meeting. It is expected that the holders of the Class C Preferred Stock will approve, by unanimous written consent, all matters currently proposed to be put to a vote of common shareholders at the Special Meeting. There are currently 65,000 shares of Class C Preferred Stock outstanding. Each share of Class C Preferred Stock, as of the record date, is convertible at any time into 6.93 shares of Common Stock (and, upon distribution of the stock split, will be convertible into 10.395 shares of Common Stock).

         The proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 20,000,000 requires a majority of the issued and outstanding shares of Common Stock for approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but are not deemed cast at the meeting and, thus, abstentions will have the same effect as a vote against this proposal. Your broker is authorized to vote your shares of Common Stock with respect to this proposal even if it does not receive instructions from you, so long as it holds your shares in its name. There are, however, certain matters with respect to which brokers do not have such discretionary authority. Should such a matter come to a vote at the Special Meeting and your broker has not received voting instructions from you, your shares will not be voted on that matter. In any event, shares represented by such "broker non-votes" will be counted in determining whether there is a quorum.

               PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S
                RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
                 THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                          FROM 15,000,000 TO 20,000,000

        On September 16, 2003, the Company's Board of Directors approved a three-for-two stock split of the Common Stock, which is scheduled to be distributed on or about October 31, 2003 to shareholders of record at the close of business on October 21, 2003. The shares of Common Stock to be distributed in the stock split are identical in all respects to the previously outstanding Common Stock. Each new share is fully paid and non-assessable and carries the same voting rights as the previously outstanding shares. Certificates that currently represent outstanding shares of Common Stock will continue to represent the same number of shares of Common Stock after the distribution. Accordingly, please do not destroy your existing stock certificates or return them to the Company. Shareholders whose shares are held by a broker, bank or other nominee in "street name" will not receive certificates representing additional shares but will be credited with additional shares of Common Stock in accordance with the procedures used by their brokers, banks or nominees. You are not being asked to vote on the stock split.

        Although the absolute number of shares of Common Stock held by all shareholders, including the Company's officers, directors and other affiliates, increases as a result of the stock split, the stock split does not alter any shareholder's proportionate ownership of the Company. On September 16, 2003, the Company's officers, directors and other affiliates held approximately 29.5% of the issued and outstanding shares of Common Stock. The Company has applied to list the additional shares of Common Stock issued in the stock split on the Nasdaq Stock Market.

        After the stock split, it is expected (based on the number of shares of Common Stock outstanding on September 16, 2003) that the Company will have approximately 12,971,360 shares of Common Stock outstanding. As a result, approximately 2,028,640 shares of Common Stock will remain available for future issuance for corporate purposes such as acquisitions, financings, joint ventures, capital-raising transactions, further stock splits, conversion of existing Class C Preferred Stock and incentive compensation, including to fulfill the Company's obligations under existing stock option plans. Of these 2,028,640 shares, 1,101,606 are reserved for issuance pursuant to stock options that are currently outstanding (prior to distribution of the stock split; increasing to 1,652,409 after distribution of the stock split) and 450,450 are reserved for conversion of the outstanding Class C Preferred Stock (prior to distribution of the stock split; increasing to 675,675 after distribution of the stock split). Taking into consideration the post-split additional number of shares reserved by the Company: (i) for issuance pursuant to the stock options outstanding as of September 16, 2003; and (ii) for conversion of the outstanding Class C Preferred Stock, the Company could have a deficit of up to 299,444 shares of Common Stock. The Board of Directors has determined that the number of authorized shares of Common Stock is inadequate and, accordingly, has unanimously recommended the authorization of 5,000,000 additional shares of Common Stock. The Board of Directors believes that the additional authorized shares would facilitate the Company's issuance of Common Stock without the delay of another special meeting and, accordingly, help enable the Company to act with greater speed and flexibility in connection with corporate purposes such as those listed above. Although the Company has investigated, and may continue to investigate, potential acquisition candidates, the Company currently has no arrangements, understandings, agreements or commitments, written or oral, with respect to the issuance of the proposed additional authorized shares of Common Stock.

        The Company's Restated Certificate of Incorporation currently authorizes the issuance of a total of 20,000,000 shares, consisting of 15,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. The proposed amendment would increase the total number of authorized shares to 25,000,000, with the number of shares of Common Stock authorized being increased to 20,000,000. The proposed amendment does not seek to increase the currently authorized number of shares of preferred stock, which will remain at 5,000,000. The amendment would modify the first sentence of Section 4 of the Company's Restated Certificate of Incorporation as follows:

        (i) by deleting the number "20,000,000" therein and replacing it with the number "25,000,000" so that the introductory language thereof will read "The aggregate number of shares which the Corporation shall have the authority to issue is 25,000,000 shares, consisting of:" and

        (ii) by deleting the number "15,000,000" therein and replacing it with the number "20,000,000" so that Item (1) thereof will read "20,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock");".

If shareholders approve the amendment, it will take effect when the Company files a Certificate of Amendment or Second Restated Certificate of Incorporation with the Secretary of State of the State of New York.

        The additional authorized shares of Common Stock, like the existing authorized Common Stock and preferred stock, will be available for issuance without further action by shareholders except as required by law or by requirements of the National Association of Securities Dealers, Inc. Each of the additional authorized shares of Common Stock will have the same rights and privileges as the currently authorized Common Stock. Preferred stock may be issued by resolution of a majority of the Board of Directors then in office in one or more series with such designations, powers, preferences and rights, including without limitation dividend rights, conversion rights, voting rights, redemption terms and liquidation preferences, and such qualifications and limitations, as the Board of Directors shall determine. The amendment will not change the par value of the Common Stock or of any preferred stock. Current shareholders do not have preemptive rights, which means they do not have the right to purchase any new issuance of Common Stock in order to maintain their proportionate interests in the Company. The additional shares of Common Stock, like the currently authorized shares, will not have preemptive rights. In connection with stock dividends, stock splits and similar transactions, proportionate adjustments will be made to the ratio at which Class C Preferred Stock is convertible into Common Stock.

        If additional shares of Common Stock are authorized, their issuance in the future may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. In addition, the additional authorized shares of Common Stock could be used to discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in opposing a takeover bid or a solicitation in opposition to management. The Company is not currently aware of any effort to obtain control of the Company, and has no plans to use the new shares for the purposes of discouraging any such effort.

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 15,000,000 TO 20,000,000, AND BELIEVES THAT THE AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT.

                             ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

         The following table shows the number of shares of Common Stock and Common Stock equivalents beneficially owned as of September 16, 2003 by (i) each person or entity known to the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and the other four most highly compensated executive officers and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the named individuals and each member of the group has sole voting power and sole investment power with respect to the shares shown. Share numbers do not reflect the Company's three-for-two stock split, scheduled to be distributed on or about October 31, 2003.

                                                                                                   PERCENT OF
                                                     COMMON STOCK BENEFICIALLY    OPTION SHARES       CLASS
                                                               OWNED               EXERCISABLE      INCLUDING
 5% SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS       EXCLUDING OPTIONS        WITHIN 60 DAYS     OPTIONS
--------------------------------------------------------------------------------------------------------------
Peter J. Solomon                                              1,250,912(1)            30,390(6)        14.0
     767 Fifth Avenue
     New York, NY  10153
FMR Corp.                                                     1,185,034(2)                             13.7
     82 Devonshire Street
     Boston, MA  02109
Wellington Management Company, LLP                              653,800(3)                              7.6
     75 State Street
     Boston, MA  02109
Robert G. Gross                                                 110,000              505,000            6.7
Donald Glickman                                                 536,415(4)            30,390(6)         6.5
     2001 Jefferson Davis Highway
     Arlington, VA  22202
Paradigm Capital Management, Inc.                               508,101(5)                              5.9
     9 Elk Street
     Albany, NY  12207
Robert W. August                                                222,871(7)             7,375            2.7
Catherine D'Amico                                                18,000               35,834             *
Frederick M. Danziger                                            13,226               30,390(6)          *
Lionel B. Spiro                                                  18,266               21,273(6)          *
Christopher R. Hoornbeck                                         14,506               13,833             *
Thomas J. Budreau                                                                     14,766             *
Francis R. Strawbridge                                            1,000                6,078(6)          *
Craig L. Hoyle                                                      600                5,800             *
Richard A. Berenson                                               1,500                3,039(6)          *
Robert E. Mellor                                                  1,000                3,039(6)          *
All directors and executive officers
     as a group (13 persons)                                  2,188,296              707,207           29.5(8)

---------------

* Less than 1% of the shares deemed outstanding.

(1) Includes 65,000 shares of Class C Preferred Stock (including 45,000 shares held in trusts for the benefit of Mr. Solomon's children for which Mr. Solomon is trustee) presently convertible into 450,450 shares of Common Stock pre-split (675,675 post-split). Mr. Solomon disclaims beneficial ownership of all such shares held in trusts. Also includes 689,097 shares of Common Stock held in trusts for the benefit of

         Mr. Solomon's children for which Mr. Solomon is the trustee. Mr. Solomon disclaims beneficial ownership of all such shares held in trusts. Peter J. Solomon is a principal shareholder and a Class 2 director.

(2) Beneficial ownership reported as of June 30, 2003, according to a statement on Form 13F, dated August 14, 2003, of FMR Corp., a parent holding company of Fidelity Management & Research Company, a registered investment adviser.

(3) Beneficial ownership reported as of June 30, 2003, according to a statement on Form 13F, dated August 14, 2003, of Wellington Management Company, LLP, a registered investment adviser.

(4) Excludes shares of Common Stock owned by Mr. Glickman's children. Mr. Glickman disclaims beneficial ownership of such shares.
         Mr. Glickman is a principal shareholder and a Class 1 director.

(5) Beneficial ownership reported as of June 30, 2003, according to a statement on Form 13F, dated August 11, 2003, of Paradigm Capital Management, Inc., a registered investment adviser.

(6)      Options granted pursuant to the Non-Employee Directors' Stock Option
         Plan.

(7) Includes 15,602 shares of Common Stock held in The Charles J. and Burton S. August Family Foundation, a charitable trust for which Mr. August is a trustee. Mr. August disclaims beneficial ownership of such shares held in trust.

(8) Exclusive of shares as to which beneficial ownership has been disclaimed, executive officers and directors of the Company as a group owned beneficially approximately 19.2% of Common Stock deemed outstanding on September 16, 2003.

SHAREHOLDER PROPOSALS

        Proposals of shareholders that are intended to be presented at the annual meeting to be held in 2004 must be received by the Company by March 23, 2004 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The Company's Restated Certificate of Incorporation provides that shareholders who do not present a proposal for inclusion in the proxy statement, but who still intend to submit the proposal at the 2004 annual meeting, and shareholders who intend to submit nominations for directors at the meeting, are required to deliver or mail the proposal or nomination to the Secretary of the Company, Monro Muffler Brake, Inc., 200 Holleder Parkway, Rochester, New York 14615, so that the Secretary receives the proposal or nomination not less than 120 days nor more than 180 days prior to the meeting, except that if less than 50 days notice or prior public disclosure of the meeting date is given or made to shareholders, the Secretary must receive such proposal or nomination not later than the close of business on the tenth day following the day on which notice of the meeting was mailed or such public disclosure was made, whichever first occurs. Each proposal or nomination must set forth the information required by the Restated Certificate of Incorporation. If the chairman of the meeting determines that a proposal or nomination was not made in accordance with the required procedures, such proposal or nomination will be disregarded. Additional information and a copy of the Restated Certificate of Incorporation may be obtained by submitting a written request to the Secretary of the Company.

OTHER BUSINESS

        The Board of Directors knows of no other business to be acted upon at the Special Meeting. However, if any other business properly comes before the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

        THE PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED AND HELPFUL IN OBTAINING THE NECESSARY VOTE. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                            By Order of the Board of Directors

                                            /s/ Robert W. August
                                            --------------------
                                            Robert W. August
                                            Secretary

Rochester, New York
October 31, 2003

                       SPECIAL MEETING OF SHAREHOLDERS OF

                            MONRO MUFFLER BRAKE, INC.

                                December 2, 2003

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that                        [  ]
changes to the registered name(s) on the account may not be submitted via this method.

                                                                              FOR     AGAINST       ABSTAIN
1.   Approval of the Amendment to the Restated Certificate
     of Incorporation to increase the number of authorized
     shares of Common Stock from 15,000,000 to 20,000,000.                    [  ]      [  ]         [  ]

2. Considering such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.         [  ]

Signature of Shareholder                                Date:
                         -----------------------------       -----------------

Signature of Shareholder                                Date:
                         ------------------------------       -----------------

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

                            MONRO MUFFLER BRAKE, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 2, 2003

         The undersigned hereby appoints Robert G. Gross and Catherine D'Amico, as proxies, each with the power to appoint his substitute and hereby authorizes such person acting individually, to represent and to vote, as specified on the reverse side hereof, all of the shares of common stock of Monro Muffler Brake, Inc. which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at the offices of Peter J. Solomon Company, L.P., 767 Fifth Avenue, 26th Floor, New York, New York 10153, commencing at 10:00 a.m. local time on December 2, 2003, and at any adjournment or postponement thereof; and in the discretion of the proxies, their substitutes or delegates, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

         WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING SHAREHOLDER ON THE REVERSE SIDE HEREOF. UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                (Continued and to be signed on the reverse side)